EXHIBIT 10.1

Amendment No. 1 to

Treppel Loan Agreement

WHEREAS, Elite Pharmaceuticals, Inc., a Nevada corporation (the “Borrower”), and Jerry Treppel, a resident of New Jersey (the “Lender”) entered into that certain Loan Agreement dated December 5, 2012 (the “Agreement”); and

WHEREAS, Lender and Borrower desire to amend the Agreement to increase the maximum principal amount of the Credit Line (as defined in the Agreement) from $500,000 to $1,000,000; and

WHEREAS, pursuant to Section 7.5 of the Agreement the Agreement can be amended provided such amendment is in writing and executed by the Lender and the Borrower.

NOW THEREFORE, in consideration of the premises, the mutual provisions contained in the Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrower and Lender agree as follows:

1.	The maximum principal amount of the Credit Line (as defined in the Agreement) is hereby increased from $500,000 to $1,000,000.
2.	The Promissory Note issued in conjunction with the Agreement is superseded and replaced with the New Promissory Note, a copy of which is attached hereto.
3.	Except as otherwise expressly provided herein, the Agreement and the obligations of the Borrower thereunder, and each of the rights of and benefits to the Borrower thereunder is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects.
4.	This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the Borrower and Lender have caused their respective signature page to this Amendment to be duly executed as of the 5th day of December, 2012.

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick	/s/ Jerry Treppel
	Chris Dick, President	Jerry Treppel